Exhibit 99.1

Clayton Williams Energy Announces Second Quarter 2011 Financial Results

MIDLAND, Texas--(BUSINESS WIRE)--July 28, 2011--Clayton Williams Energy, Inc. (the “Company”) (NASDAQ: CWEI) today reported its financial results for the second quarter of 2011 and its outlook for capital spending and production for the remainder of 2011.

Financial Results for the Second Quarter of 2011

Net income attributable to Company stockholders for the second quarter of 2011 (“2Q11”) was $42.7 million, or $3.51 per share, as compared to net income of $14 million, or $1.15 per share, for the second quarter of 2010 (“2Q10”). Cash flow from operations for 2Q11 was $86.4 million as compared to $66.3 million for 2Q10.

For the six months ended June 30, 2011, net income attributable to Company stockholders was $34.8 million, or $2.86 per share, as compared to a net income of $30.6 million, or $2.52 per share, for the same period in 2010. Cash flow from operations for the six-month period in 2011 was $119.7 million as compared to $96.7 million during the same period in 2010.

The key factors affecting the comparability of financial results for 2Q11 versus 2Q10 were:

  Oil and gas sales increased $28.9 million in 2Q11 versus 2Q10. Price variances accounted for $25.2 million of the increase and production variances accounted for the remaining $3.7 million. Average realized oil prices were $100.07 per barrel in 2Q11 versus $74.27 per barrel in 2Q10, and average realized gas prices were $5.56 per Mcf in 2Q11 versus $5.14 per Mcf in 2Q10.
  Oil production increased 10% in 2Q11 versus 2Q10 while gas production declined 19%. Oil and gas production per barrel of oil equivalent (“BOE”) was constant in 2Q11 as compared to 2Q10. Oil production increased to 886,000 barrels, or 9,736 barrels per day, as compared to 808,000 barrels, or 8,879 barrels per day, while gas production declined to 2.3 Bcf, or 24,846 Mcf per day as compared to 2.8 Bcf or 30,846 Mcf per day for 2Q10. On a comparable basis, after giving effect to the sale of properties in North Louisiana in June 2010, oil and gas production in 2Q11 on a BOE basis was 8% higher than 2Q10. The increase in oil production and the decline in gas production are indicative of the Company’s current emphasis on the development of oil reserves in the Permian Basin.
  Production costs increased 27% from $20.6 million in 2Q10 to $26.1 million in 2Q11 due to a combination of more producing wells, rising costs of field services and increased production taxes on higher oil and gas sales.
  Gain on derivatives for 2Q11 was $28.2 million ($35.6 million non-cash mark-to-market gain and a $7.4 million realized loss on settled contracts) versus a gain in 2Q10 of $21 million ($17.3 million non-cash mark-to-market gain and a $3.7 million realized gain on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.
  Interest expense increased to $9.2 million in 2Q11 compared to $6.2 million in 2Q10 due in part to the increase in the total aggregate principal amount of the Company’s Senior Notes.
  G&A expenses were $3 million in 2Q11 versus $7.8 million in 2Q10. Non-cash employee compensation expense from incentive compensation plans accounted for a $2.4 million credit to expense in 2Q11 versus a $3.1 million charge for 2Q10. Excluding non-cash employee compensation expense, G&A expenses increased 15% in 2Q11 compared to 2Q10.
  Non-cash impairments of property and equipment were $4.4 million in 2Q11 versus $11.1 million in 2Q10. The 2Q11 impairment related to certain non-core oil and gas properties in the Permian Basin.

Comparisons to Guidance

Oil and gas production for 2Q11 was 14,679 BOE per day, just slightly below the low end of the Company’s guidance range of 14,892 BOE per day and 5% below the mid-point of the guidance range of 15,375 BOE per day. Production shortfalls in Andrews County totaling approximately 1,000 BOE per day were partially offset by surplus production from other areas of approximately 300 BOE per day. Just over half of the Andrews County shortfall resulted from a combination of completion delays and production disruptions caused by wildfires. In addition, the pipelines carrying the Company’s natural gas production in this area is at maximum capacity, causing oil and gas production to be choked back due to high line pressures. The Company is considering various actions to alleviate this operating condition.

Outlook

The Company expects to provide an update to its financial guidance disclosures for 2011 in August. As a result of its shift in focus to the Reeves County Wolfbone play, the Company expects capital spending to increase and production to decrease from the existing guidance estimates.

Drilling and completion costs are expected to increase to a range of $440 million to $460 million, as compared to existing guidance of $410 million. The following factors contributed to the upward cost revision:

  Increase in the rig count in the Wolfbone play to 11 in the near term, from four rigs in the existing guidance, while reducing the rig count in the Andrews Wolfberry play from seven rigs to one rig, and reducing the rig count in the Austin Chalk area from two rigs to one rig;
  Increase in the estimated cost to drill and complete Wolfbone wells from $3.5 million to $4 million; and
  Current plans to incur approximately $10 million to begin construction of pipelines and infrastructure for gathering and disposition of produced oil, gas and water.

Near-term production estimates are expected to decrease as the Company’s drilling focus transitions from the Wolfberry play to the Wolfbone play. The Company’s share of production from initial Wolfbone wells is substantially less than its share of Wolfberry production due to the terms of a drill-to-earn farm-out agreement with Chesapeake Exploration which requires the Company to carry Chesapeake on specified wells in order to earn acreage. The effect of this structure is that the Company gives up a portion of its initial production in lieu of paying substantial upfront acreage costs.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items today, July 28th at 1:30 pm CT (2:30 pm ET). The dial-in conference number is: 800-901-5213, passcode 66471213. The replay will be available for one week at 888-286-8010, passcode 92233345.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
REVENUES
Oil and gas sales	$105,804	$76,918	$200,736	$155,960
Natural gas services	365	452	774	955
Drilling rig services	2,425	-	2,685	-
Gain on sales of assets	949	113	14,521	399
Total revenues	109,543	77,483	218,716	157,314

COSTS AND EXPENSES
Production	26,133	20,567	50,953	41,494
Exploration:
Abandonments and impairments	174	2,891	1,051	5,769
Seismic and other	2,167	974	3,445	2,634
Natural gas services	285	306	548	654
Drilling rig services	1,919	419	2,705	1,081
Depreciation, depletion and amortization	25,342	25,437	49,086	51,049
Impairment of property and equipment	4,424	11,114	4,424	11,114
Accretion of abandonment obligations	697	647	1,371	1,294
General and administrative	3,037	7,832	15,536	14,056
Loss on sales of assets and impairment of inventory	107	1,443	303	1,443
Total costs and expenses	64,285	71,630	129,422	130,588
Operating income	45,258	5,853	89,294	26,726

OTHER INCOME (EXPENSE)

Interest expense	(9,175)	(6,244)	(15,587)	(12,353)
Loss on early extinguishment of long-term debt	-	-	(4,594)	-
Gain (loss) on derivatives	28,187	20,983	(18,158)	31,284
Other	1,900	1,016	2,987	1,844

Total other income (expense)	20,912	15,755	(35,352)	20,775

Income before income taxes	66,170	21,608	53,942	47,501

Income tax expense	(23,502)	(7,645)	(19,149)	(16,863)

NET INCOME	$42,668	$13,963	$34,793	$30,638

Net income per common share:
Basic	$3.51	$1.15	$2.86	$2.52
Diluted	$3.51	$1.15	$2.86	$2.52

Weighted average common shares outstanding:
Basic	12,162	12,146	12,159	12,146
Diluted	12,163	12,146	12,159	12,146

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	June 30,	December 31,
	2011	2010
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$18,079	$8,720
Accounts receivable:
Oil and gas sales	30,629	35,361
Joint interest and other, net	7,757	9,893
Affiliates	600	796
Inventory	34,732	39,218
Deferred income taxes	3,808	5,074
Assets held for sale	-	8,762
Prepaids and other	16,532	5,997
	112,137	113,821
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	1,873,222	1,707,252
Natural gas gathering and processing systems	18,439	18,153
Contract drilling equipment	72,930	58,486
Other	18,512	17,425
	1,983,103	1,801,316
Less accumulated depreciation, depletion and amortization	(1,092,607)	(1,034,227)
Property and equipment, net	890,496	767,089

OTHER ASSETS
Debt issue costs, net	13,064	8,323
Other	1,938	1,684
	15,002	10,007

	$1,017,635	$890,917

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$63,242	$74,123
Oil and gas sales	33,215	28,920
Affiliates	1,683	1,251
Fair value of derivatives	11,712	7,224
Accrued liabilities and other	29,384	22,202
	139,236	133,720

NON-CURRENT LIABILITIES
Long-term debt	448,347	385,000
Deferred income taxes	96,106	78,035
Fair value of derivatives	7,990	3,409
Other	41,498	41,301
	593,941	507,745

STOCKHOLDERS' EQUITY
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,216	1,215
Additional paid-in capital	152,502	152,290
Retained earnings	130,740	95,947
Total stockholders' equity	284,458	249,452

	$1,017,635	$890,917

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$42,668	$13,963	$34,793	$30,638
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation, depletion and amortization	25,342	25,437	49,086	51,049
Impairment of property and equipment	4,424	11,114	4,424	11,114
Exploration costs	174	2,891	1,051	5,769
(Gain) loss on sales of assets and impairment of inventory, net	(842)	1,330	(14,218)	1,044
Deferred income tax expense	23,502	7,645	19,149	16,863
Non-cash employee compensation	(2,438)	3,069	4,963	5,079
Unrealized (gain) loss on derivatives	(35,558)	(17,269)	9,069	(25,871)
Accretion of abandonment obligations	697	647	1,371	1,294
Amortization of debt issue costs	562	439	1,130	774
Loss on early extinguishment of long-term debt	-	-	4,594	-

Changes in operating working capital:
Accounts receivable	12,785	6,702	7,064	5,234
Accounts payable	7,931	5,586	(4,023)	(3,403)
Other	7,186	4,747	1,271	(2,907)
Net cash provided by operating activities	86,433	66,301	119,724	96,677

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(97,288)	(77,252)	(180,281)	(135,528)
Proceeds from sales of assets	1,103	72,532	12,105	73,011
Change in equipment inventory	(5,733)	(1,152)	4,783	1,300
Other	10	(3)	(110)	(98)
Net cash used in investing activities	(101,908)	(5,875)	(163,503)	(61,315)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	48,855	-	341,855	-
Repayments of long-term debt	(30,000)	(65,000)	(286,165)	(39,000)
Premium on early extinguishment of long-term debt	-	-	(2,765)	-
Proceeds from exercise of stock options	187	-	213	-
Net cash provided by (used in) financing activities	19,042	(65,000)	53,138	(39,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,567	(4,574)	9,359	(3,638)

CASH AND CASH EQUIVALENTS
Beginning of period	14,512	14,949	8,720	14,013

End of period	$18,079	$10,375	$18,079	$10,375

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF EBITDAX
(Unaudited)
(In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, (gain) loss on sales of assets and impairment of inventory, loss on early extinguishment of debt and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of abandonment obligations, certain employee compensation and changes in fair value of derivatives. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The following table reconciles net income to EBITDAX:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net income	$42,668	$13,963	$34,793	$30,638
Interest expense	9,175	6,244	15,587	12,353
Income tax expense	23,502	7,645	19,149	16,863
Exploration:
Abandonments and impairments	174	2,891	1,051	5,769
Seismic and other	2,167	974	3,445	2,634
Net (gain) loss on sales of assets and impairment of inventory	(842)	1,330	(14,218)	1,044
Loss on early extinguishment of debt	-	-	4,594	-
Depreciation, depletion and amortization	25,342	25,437	49,086	51,049
Impairment of property and equipment	4,424	11,114	4,424	11,114
Accretion of abandonment obligations	697	647	1,371	1,294
Non-cash employee compensation	(2,438)	3,069	4,963	5,079
Non-cash changes in fair value of derivatives	(35,558)	(17,269)	9,069	(25,871)

	$69,311	$56,045	$133,314	$111,966

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010		2011	2010

Oil and Gas Production Data:
Oil (MBbls)	886	808		1,785	1,560
Gas (MMcf)	2,261	2,807		4,374	6,135
Natural gas liquids (MBbls)	73	60		156	117
Total (MBOE)	1,336	1,336		2,670	2,700

Average Realized Prices (a):
Oil ($/Bbl)	$100.07	$74.27		$94.47	$75.10
Gas ($/Mcf)	$5.56	$5.14		$5.40	$5.48
Natural gas liquids ($/Bbl)	$57.16	$40.13		$52.47	$43.08

Gain (Loss) on settled derivative contracts (a):
($ in thousands, except per unit)
Oil:
Net realized loss	$(11,919)	$(1,249)		$(18,697)	$(2,871)
Per unit produced ($/Bbl)	$(13.45)	$(1.55)		$(10.47)	$(1.84)

Gas:
Net realized gain	$4,548	$4,964		$9,608	$8,283
Per unit produced ($/Mcf)	$2.01	$1.77		$2.20	$1.35

Average Daily Production:
Oil (Bbls):
Permian Basin	5,680	5,390		5,927	5,151
Austin Chalk/ Eagle Ford Shale	3,335	2,835		3,333	2,717
South Louisiana	493	435		454	530
Other	228	219	(b)	148	221	(b)
Total	9,736	8,879		9,862	8,619

Natural Gas (Mcf):
Permian Basin	12,176	13,263		13,043	13,586
Giddings Area:
Austin Chalk/ Eagle Ford Shale	2,177	1,810		2,060	2,169
Cotton Valley Reef Complex	2,931	4,072		2,942	3,802
South Louisiana	6,134	4,930		4,650	6,213
Other	1,428	6,771	(b)	1,471	8,125	(b)
Total	24,846	30,846		24,166	33,895

Natural gas liquids (Bbls):
Permian Basin	519	356		568	314
Austin Chalk/ Eagle Ford Shale	183	185		205	228
South Louisiana	60	86		52	83
Other	40	32	(b)	37	21	(b)
Total	802	659		862	646

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010		2011	2010

Oil and Gas Costs ($/BOE Produced):
Production costs	$19.56	$15.39		$19.08	$15.37
Production costs (excluding production taxes)	$15.61	$12.25		$15.14	$12.22
Oil and gas depletion	$18.31	$18.57		$17.89	$18.30

General and Administrative Expenses (in thousands):
Excluding non-cash employee compensation	$5,475	$4,763		$10,573	$8,977
Non-cash employee compensation (c)	(2,438)	3,069		4,963	5,079
Total	$3,037	$7,832		$15,536	$14,056

(a)	Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2011 or 2010 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2011 and 2010 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(b)	Other for 2010 includes production attributable to sold properties in North Louisiana as follows: Three months: Oil 137, Gas 5,747, NGL 26 and Six months: Oil 142, Gas 7,225, NGL 15.

(c)	Non-cash employee compensation relates to the Company's non-equity award plans. In June 2011, the Compensation Committee of the Board of Directors approved the modification of certain existing reward plans. The impact of this modification resulted in a credit to expense of $2.4 million during 2Q11.

Clayton Williams Energy, Inc.
Summary of Open Commodity Derivatives
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to June 30, 2011.

		Oil		Gas
Swaps:		Bbls	Price	MMBtu (a)	Price
	Production Period:
	3rd Quarter 2011	547,000	$83.78	1,560,000	$7.07
	4th Quarter 2011	540,000	$83.78	1,500,000	$7.07
	2012	1,864,000	$93.65	-	$-
	2013	480,000	$96.70	-	$-
		3,431,000		3,060,000

(a)	One MMBtu equals one Mcf at a Btu factor of 1,000.

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
or
Michael L. Pollard, 432-688-3029
Chief Financial Officer
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com